Exhibit 99.1

Interlink Electronics Reports Second Quarter 2022 Results

August 11, 2022 6:00 AM PDT

IRVINE, CA – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), an industry-leading trusted advisor and technology partner in the advancing world of human-machine interface (HMI) and force-sensing technologies, today announced its financial results for the three and six months ended June 30, 2022. Revenue for the quarter was $2.0 million, down 1% from the prior year period, and sequentially up 2% from the previous quarter. Revenue for the year-to-date period was $4.0 million, an increase of 11% from last year.

Consolidated Financial Highlights

(Amounts in thousands, except per share data and percentages)

	Three months ended June 30,				Six months ended June 30,
Consolidated Financial Results	2022	2021	$ ∆	% ∆	2022	2021	$ ∆	% ∆
Revenue	$2,040	$2,064	$(24)	(1.2)%	$4,031	$3,632	$399	11.0%
Gross profit	$952	$1,127	$(175)	(15.5)%	$2,193	$2,001	$192	9.6%
Gross margin	46.7%	54.6%			54.4%	55.1%
Income (loss) from operations	$(151)	$133	$(284)		$(133)	$73	$(206)
Net income	$112	$63	$49		$254	$20	$234
Net income applicable to common stockholders	$12	$63	$(51)		$54	$20	$34
Earnings per common share – diluted	$0.00	$0.01	$(0.01)		$0.01	$0.00	$0.01

●	Revenue in the second quarter of 2022 decreased 1% from the same quarter last year, with higher shipments to customers in the industrial and medical markets, offset by lower shipments to customers in the consumer market. Revenue for the 2022 year-to-date period increased 11% from last year, similarly driven by higher demand of our custom products in the industrial and medical markets, offset by lower orders from our consumer market customers. Increases in purchase volume by our industrial market customers was due to an increase in demands on corresponding products and programs, while increased demand in the medical market is a reflection of the easing of pandemic restrictions that previously delayed installations in hospitals and medical offices.

●	Gross margin decreased to 46.7% in the current quarter from 54.6% in the year-ago quarter, and to 54.4% for the current year-to-date period from 55.1% in the prior year-to-date period. The decreases in gross margin were primarily due to higher costs of materials and components on certain orders, and higher labor compensation costs due to increased production activity.

●	Income/loss from operations was a loss of $151 thousand for the second quarter of 2022, compared with income of $133 thousand in the second quarter of 2021. The change in operating income/loss was impacted by lower gross profit and higher engineering expenses due to additional employee headcount and prototyping expenses in support of new and expanded customer programs and development of new products. Income/loss from operations was a loss of $133 thousand for the first half of 2022, compared with income of $73 thousand in the first half of 2021. The change in operating income/loss was impacted by higher engineering costs in the current year, and the prior year’s lower selling, general and administrative expenses due to having included a $186 thousand benefit from forgiveness of the PPP loan.

●	The Company’s net income of $112 thousand ($0.00 per diluted share) in the second quarter of 2022 and $254 thousand ($0.01 per diluted share) in the first half of 2022 were benefited from unrealized gains on marketable securities of $225 thousand and $381 thousand, respectively. The Company did not own any marketable securities in the prior year periods.

●	Interlink ended the quarter with $4.4 million of cash and cash equivalents and $6.4 million of marketable securities.

“We continue to gain traction on new customer opportunities and we are making progress on our acquisition strategy,” said Steven N. Bronson, Chairman, President, and CEO of Interlink Electronics. “We expect to deliver year over year revenue growth for 2022.”

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted provider of HMI, sensor, and IoT solutions. In addition to standard product offerings, Interlink utilizes its expertise in materials science, manufacturing, firmware, and software to produce in-house system solutions for custom applications. For 35 years, Interlink has led the printed electronics industry in the commercialization of its patented Force Sensing Resistor® technology and has supplied some of the world’s top electronics manufacturers with intuitive sensor and interface technologies like the VersaPad and the new VersaPad Plus, which boasts the largest active surface area of any resistive touchpad. It also has a proven track record of supplying technological solutions for mission-critical applications in a diverse range of markets—including medical, automotive, consumer electronics, telecommunications, and industrial control—providing standard and custom-designed sensors that give engineers the flexibility and functionally they seek in today’s sophisticated electronic devices. Interlink serves an international customer base from its headquarters in Irvine, California, and world-class materials science lab and R&D center in Camarillo, California. They are supported by strategic global locations covering manufacturing, distribution, and sales support. For more information, please visit InterlinkElectronics.com.

Forward Looking Statements

This release contains forward-looking statements. Forward-looking statements include, but are not limited to, the company’s views on future financial performance, the company’s expectations with respect to its customer opportunities and acquisition opportunities, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-623-4184

INTERLINK ELECTRONICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2022	2021

	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,402	$10,777
Restricted cash	5	5
Marketable securities	6,408	—
Accounts receivable, net	719	1,080
Inventories	1,008	814
Prepaid expenses and other current assets	475	391
Total current assets	13,017	13,067
Property, plant and equipment, net	245	338
Intangible assets, net	102	131
Right-of-use assets	252	163
Deferred tax assets	8	8
Other assets	41	72
Total assets	$13,665	$13,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$371	$338
Accrued liabilities	289	507
Lease liabilities, current	172	138
Accrued income taxes	136	54
Total current liabilities	968	1,037

Long-term liabilities
Lease liabilities, long-term	87	37
Total long-term liabilities	87	37
Total liabilities	1,055	1,074

Stockholders’ equity
Preferred stock	2	2
Common stock	7	7
Additional paid-in-capital	62,552	62,552
Accumulated other comprehensive income (loss)	(53)	96
Accumulated deficit	(49,898)	(49,952)
Total stockholders’ equity	12,610	12,705
Total liabilities and stockholders’ equity	$13,665	$13,779

INTERLINK ELECTRONICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Revenue, net	$2,040	$2,064	$4,031	$3,632
Cost of revenue	1,088	937	1,838	1,631
Gross profit	952	1,127	2,193	2,001
Operating expenses:
Engineering, research and development	330	232	593	449
Selling, general and administrative	773	762	1,733	1,479
Total operating expenses	1,103	994	2,326	1,928
Income (loss) from operations	(151)	133	(133)	73
Other income (expense):
Other income (expense), net	342	(29)	497	(19)
Income before income taxes	191	104	364	54
Income tax expense	79	41	110	34
Net income	$112	$63	$254	$20

Net income applicable to common stockholders	$12	$63	$54	$20
Earnings per common share – basic and diluted	$0.00	$0.01	$0.01	$0.00
Weighted average common shares outstanding – basic and diluted	6,602	6,601	6,602	6,601